Exhibit 10.1

January 6, 2017

Randal Hardy

9915 N Strahorn Road

Hayden Lake, ID  83835

Re:  Employment Offer Letter – Chief Financial Officer

Dear Randy,

Per discussions at meetings of the Board of Directors on December 15, 2016 and September 8, 2016, I am pleased to offer you employment terms to return as an employee at Timberline Resources Corp. (the “Company”).  The terms of your employment as the Company’s Chief Financial Officer, reporting to the President & CEO, are outlined below.

TERMS OF EMPLOYMENT

The following outlines the basic terms offered to you by the Company:

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Your employment as an employee of the Company is effective Dec. 16, 2016;

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You will serve as the Company’s Chief Financial Officer and Corporate Secretary, which are your current titles, and your duties shall be those customarily involved in such positions;

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Due to your continuous employment as an employee (from 8/27/07 through 1/19/16) and as a full-time consultant to the Company (from 1/19/16 through 12/15/16), your deemed employment start date with the Company will remain Aug. 27, 2007;

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Your annual salary will be US$150,000 with two pay periods per month;

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It is understood that your place of employment will be the Company’s corporate offices in Coeur d’Alene, Idaho;

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You and your eligible dependents will be eligible to participate and be covered by the Company funded health insurance, including medical, vision, and dental;

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You will be eligible to participate in our Group Life Insurance Policy with a death benefit of $50,000;

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You will accrue 6 weeks of paid vacation annually.  For earned but unused vacation time, a maximum of 6 weeks (or such lesser unused amount) may be carried over into the next yearly period;

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You will be eligible for participation in other Company benefits such as retirement plans, stock option plans, incentive and performance award programs, performance bonuses, salary increases, etc. at the discretion of management and the Board of Directors;

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Per the minutes of the Board meeting on September 8, 2016, the term of your appointment as Chief Financial Officer and Corporate Secretary of the Company will be revisited on September 8, 2017.

We look forward to a continuing successful relationship, and we are pleased to have you back on board as an employee at Timberline.

Sincerely,

Accepted,

/s/ Steven A Osterberg

/s/ Randal L. Hardy

_______________________

________________________

Steven A. Osterberg

Randal L. Hardy

President & CEO